Exhibit 5.1

June 11, 2025

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:	Ernexa Therapeutics Inc. Form S-8 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by Ernexa Therapeutics Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission, pursuant to which the Company is registering the issuance under the Securities Act of 2,569,292 shares (the “Shares”) of the Company’s common stock, par value $0.005, under the Company’s Restated 2020 Stock Incentive Plan, as amended (the “2020 Plan”).

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the 2020 Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and further consent to the reference to us in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP

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